  Exhibit 99.1

Flux Power Nine Month Revenues Rose 109% to $6.3M on Growing Adoption
of Lithium Battery to Power Forklifts and Industrial Equipment

Vista, CA – May 10, 2019 -- Flux Power Holdings, Inc. (OTCQB: FLUX), a developer of advanced lithium batteries for industrial applications including electric forklifts and airport ground support equipment (GSE), today reported results for its fiscal 2019 third quarter (Q3 ‘19) and nine months ended March 31, 2019.

Highlights:

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Q3 ’19 Revenue Rose 6% to $1.8M versus the prior year, driven primarily by sales of LiFT Pack batteries for Class 3 “walkie” pallet jack forklifts as well as Class 3 end riders, Class 1 counterbalance trucks, and Class 2 narrow aisle lift trucks. Flux continues to see accelerating commercial adoption of its lithium-ion batteries which provide a more efficient and cost-effective alternative to lead-acid chemistry, despite some variability in the timing of larger customer orders.

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FY 2019 First Nine Months Revenue Rose 109% to $6.3M, compared to $3.0M in the year-ago period and revenue of $4.1M for all of fiscal 2018. Flux’s year-to-date revenue increase was achieved by improving sales across Flux’s full product lines for forklifts and airport ground support equipment, versus year-ago sales principally from its initial LiFT Pack line for only walkie pallet jacks.

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Flux Remains on Track for FY 2019 Revenue to More than Double its performance in FY 2018 and expects to achieve continued gross margin improvements going forward. Flux’s fourth quarter ending June 30, 2019 is expected to include revenue from its full product line rollout.

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Flux is relocating this summer to a larger 63,000 square foot facility nearby which is nearly three time the size of its current headquarters. We will initially occupy 46,000 square feet, with first right of refusal for an additional 15,000 square feet of warehouse which is anticipated to support future growth. The new facility is being designed to support increased production of multiple product lines as well as the Company’s expanded sales, marketing and customer support teams.

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In March, Flux announced a relationship with a leading forklift manufacturer, pursuant to which it will supply lithium-ion batteries, on a private label basis, for the forklift OEM’s walkie pallet jack product line. Flux has already received initial orders from the OEM in the current quarter ending June 30th.

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Additional UL Listings – Flux is near completion of testing for UL Listing for its Class 1 counterbalance truck LiFT Packs which debuted earlier this year. It also recently completed testing for UL Listing for its proprietary, next-generation battery management system BMS 2.0 which provides a range of “industry leading” new capabilities and significant performance enhancements in the new design. The new BMS 2.0 utilizes a smaller footprint and a more efficient design which should provide a meaningful gross margin benefit as it rolls out in scale. Flux remains one of the industry leaders in securing this respected confirmation of quality, safety and reliability for its solutions. Flux secured its first UL Listing in 2016 for its Class 3 Walkie LiFT Packs.

Flux CEO, Ron Dutt, commented, “Our quarterly performance shows solid growth in both breadth of our customer base and new business prospects. Timing of major customer orders, and their decision-making processes, has impeded the improvement we anticipated. These delays in some orders held our third quarter revenue growth over prior quarter to 6%, and our pipeline and year-to-date performance confirm that we are well on track to achieve our goal of more than doubling revenue in our fiscal year ending June 30th.

“Last month the Flux team returned from ProMat 2019, the global materials handling industry’s largest convention held every other year, with strong confidence and new customer leads. Lithium power was one of a few prominent themes at Promat this year, with widespread evidence of substantially expanded awareness and engagement in the performance, energy efficiency and cost benefits of lithium battery solutions as an alternative to lead-acid chemistry. This growing engagement in lithium solutions, combined with our full offering of lithium-ion solutions across all forklift classes, positions Flux well to continue our growth trajectory in the coming fiscal year.”

Financial Results:
Q3 ‘19 revenue rose 6% to $1,751,000 compared to $1,666,000 in Q3’18, principally due to continued solid demand for Flux’s walkie LiFT Pack solutions and initial shipments of Class 2 narrow aisle LiFT Packs.

Q3 ‘19 cost of sales decreased 7% to $1,690,000 compared to $1,816,000 in Q3 ’18, principally due, improved workforce efficiencies and to bill of material cost reductions. Flux’s gross profit rose to $61,000 in Q3’19 from a gross profit loss of ($105,000) in Q3’18, reflecting increasing purchasing and production efficiencies resulting from Flux’s ongoing margin enhancement plan. The plan involves staged improvements in design, production, procurement and pricing initiatives, in addition to expected efficiency improvements through higher production volumes, that should drive ongoing improvements in gross margins over the next several quarters.

Selling and administrative expenses increased to $2,421,000 in Q3 ‘19 from $909,000 in Q3 ’18, primarily due to the addition of sales and support staff required to develop and service both our full product line rollout and significantly higher customer activity, which includes a $1.0M increase in stock-based compensation related to option grants for both new and existing employees.

Research & development expenses increased to $1,364,000 in Q3 ‘19, compared to $483,000 in Q3 ‘18, as Flux invested in completing development of its larger Class 1 and Class 2 battery solutions and comprehensive UL certification processes for both its Class 1 LiFT Pack and next generation BMS. R&D expenses are expected to remain significant as Flux addresses specific partner and customer design requests supporting customer demand, develops solutions for other potential motive power markets, and invests in new capabilities and features to strengthen margins and customer demand.

Flux’s Q3 ‘19 operating loss increased to $3.7M from $1.5M in Q3 ‘18, principally due to higher operating expenses supporting future growth and its full product line rollout, including $1.1M in stock based compensation. Net loss in Q3 ‘19 increased to $3.8M, or ($0.08) per basic share, from $1.8M, or ($0.07) per basic share, in Q3 ‘18, reflecting the higher operating loss offset by a decrease in interest expense due to lower average borrowings.

Financial Position:
In support of its operations, growth and new product initiatives, Flux raised a total of $4.4M from the private placement of common stock at $1.10 per share, with closings in December 2018 and January 2019.

On March 28, 2019, Flux entered into an amended and restated credit facility agreement with Esenjay Investments, LLC, owned by the Company’s largest shareholder and, Cleveland Capital to extend the maturity date from March 31, 2019 to December 31, 2019 and to increase the maximum principal amount available from $5M to $7M. Total borrowings outstanding under this credit facility were $3.4M at March 31, 2019.

About Flux Power Holdings, Inc. (www.fluxpower.com)
Flux Power develops advanced lithium-ion batteries for industrial uses, including its first-ever UL 2271 Listed lithium-ion “LiFT Pack” forklift batteries. Flux solutions utilize its proprietary battery management system and in-house engineering and product design. Flux batteries deliver improved performance, extended cycle life and lower total cost of ownership than legacy lead-acid solutions. Flux sells primarily to lift equipment OEM’s, their dealers and battery distributors. Current products include advanced battery packs for motive power in the lift equipment and airport ground support markets.

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This release contains projections and other "forward-looking statements" relating to Flux’s business, that are often identified by the use of "believes," "expects" or similar expressions. Forward-looking statements involve a number of estimates, assumptions, risks and other uncertainties that may cause actual results to be materially different from those anticipated, believed, estimated, expected, etc. Such forward-looking statements include the development and success of new products, projected sales, the Company’s ability to timely obtain UL Listing for its products, the Company’s ability to fund its operations, distribution partnerships and business opportunities and the uncertainties of customer acceptance of current and new products. Actual results could differ from those projected due to numerous factors and uncertainties. Although Flux believes that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, they can give no assurance that such statements will prove to be correct, and that the Flux’s actual results of operations, financial condition and performance will not differ materially from the results of operations, financial condition and performance reflected or implied by these forward-looking statements. Undue reliance should not be placed on the forward-looking statements and Investors should refer to the risk factors outlined in our Form 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov/edgar. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update these statements or the reasons why actual results could differ from those projected.

Flux, Flux Power and associated logos are trademarks of Flux Power Holdings, Inc. All other third-party brands, products, trademarks, or registered marks are the property of and used to identify the products or services of their respective owners.

Media & Investor Relations:
Catalyst IR
David Collins or Chris Eddy
212-924-9800
flux@catalyst-ir.com

FLUX POWER HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended March 31,		Nine months ended March 31,
	2019	2018	2019	2018
Net revenue	$1,751,000	$1,666,000	$6,297,000	$3,020,000
Cost of sales	1,690,000	1,816,000	5,968,000	3,728,000

Gross profit (loss)	61,000	(150,000)	329,000	(708,000)

Operating expenses:
Selling and administrative expenses	2,421,000	909,000	5,518,000	2,378,000
Research and development	1,364,000	483,000	2,892,000	1,441,000
Total operating expenses	3,785,000	1,392,000	8,410,000	3,819,000

Operating loss	(3,724,000)	(1,542,000)	(8,081,000)	(4,527,000)

Other income (expense):
Interest expense	(90,000)	(211,000)	(1,058,000)	(512,000)

Net loss	$(3,814,000)	$(1,753,000)	$(9,139,000)	$(5,039,000)

Net loss per share - basic and diluted	$(0.08)	$(0.07)	$(0.22)	$(0.20)

Weighted average number of common shares outstanding - basic and diluted	50,769,673	25,112,349	41,054,334	25,142,039

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